As filed with the Securities and Exchange Commission on March 29, 1995.


                                                     Registration No. 33-
================================================================================
                      Securities and Exchange Commission
                            Washington, D.C. 20549

                                   FORM S-8
                            Registration Statement
                                    Under
                          The Securities Act of 1933

                     SENSORMATIC ELECTRONICS CORPORATION
            (Exact name of Registrant as specified in its charter)

                  Delaware                              34-1024665
     -------------------------------       ------------------------------------
     (State or other jurisdiction of       (I.R.S. Employer Identification No.)
     incorporation or organization)

           500 N.W. 12th Avenue, Deerfield Beach, Florida 33442-1795
           ---------------------------------------------------------
             (Address of principal executive offices)   (Zip Code)

                           1995 STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                               MICHAEL E. PARDUE
 Executive Vice President, Chief Operating Officer and Chief Financial Officer
                      Sensormatic Electronics Corporation
                              500 N.W. 12th Avenue
                     Deerfield Beach, Florida 33442-1795
                                (305) 420-2000
-------------------------------------------------------------------------------
(Name, address and telephone number, including area code, of agent for service)

                                   Copy to:
                            Jerome M. LeWine, Esq.
                               Christy & Viener
                               620 Fifth Avenue
                           New York, New York 10020

                                   CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------
 Title of Securities        Amount             Proposed             Proposed              Amount
      to be                 to be          Maximum Offering     Maximum Aggregate           of
    Registered           Registered(1)    Price per Share(2)    Offering Price(2)     Registration Fee
-------------------------------------------------------------------------------------------------------
Common Stock par value
    $.01 per share     3,900,000 shares        $ 30.1699          $117,662,714           $40,573
=======================================================================================================

(1) Shares registered hereunder are, or may become, issuable in connection with the exercise of stock options granted under the Registrant's 1995 Stock Incentive Plan. In addition, pursuant to
        Rule 416(c) under the Securities Act of 1933, this registration statement also covers such additional securities as may become issuable in accordance with the anti-dilution provisions of the 1995 Stock Incentive Plan with respect to such options.

(2) Estimated solely for the purposes of calculating the registration fee, pursuant to Rule 457(h), based on (i) as to shares issuable upon exercise of outstanding options, the exercise price thereof, and (ii) as to shares issuable upon the exercise of options which may be granted, the average of the high and low prices per share of the Registrant's Common Stock as reported on the New York Stock Exchange on March 27, 1995.
==============================================================================
                               Page 1 of 10 Pages
                           (Exhibit Index on Page 7)

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.     PLAN INFORMATION.

ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

            The documents containing the information specified in this Part I will be sent or given to employees as specified in Rule 428(b)(1) under the Securities Act of 1933.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The Annual Report on Form 10-K for the fiscal year ended June 30, 1994 of Sensormatic Electronics Corporation (the "Company" or the "Registrant"), the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1994 and December 31, 1994, the Company's Current Report on Form 8-K filed on August 25, 1994, as amended by Amendment No. 1 on Form 8-K/A filed on September 20, 1994, and the Company' s Current Report on Form 8-K, filed January 11, 1995, as amended by Amendment No. 1 on Form 8-K/A filed on January 27, 1995, have been filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "Exchange Act") and are incorporated herein by reference. The description of the Company's Common Stock set forth in the Company's amended Registration Statement on Form 8-A, dated May 14, 1991, filed with the Commission under the Exchange Act, including any subsequent amendment or report filed for the purpose of updating such description, is also incorporated herein by reference.

            All reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of this offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            The legality of the shares of Common Stock offered hereby will be passed upon for the Company by Christy & Viener, 620 Fifth Avenue, New York, New York 10020. Jerome M. LeWine, Esq., a partner in such firm, is a director of the Company. Mr. LeWine holds the right to acquire 218,000 shares of Common Stock.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Article TENTH of the Registrant's Restated Certificate of Incorporation and Article IX of the Registrant's By-Laws provide for indemnification of officers and directors of the Registrant, to the fullest extent permitted by applicable law, for expenses, liabilities and losses actually and reasonably incurred by them in connection with actual or threatened claims, actions, suits or proceedings by reason of the fact that such persons are or were officers or directors of the Registrant. Such indemnification right includes the right to receive payment in advance of expenses incurred by the persons seeking indemnification in connection with claims, actions, suits or proceedings, to the fullest extent consistent with applicable law. The By-Laws provide that the right to indemnification is a contract right and authorize the Registrant to obtain insurance to effect indemnification. Section 145 of the General Corporation Law of the State of Delaware grants each corporation organized thereunder, such as the Registrant, express powers to indemnify its directors and officers.

            The Registrant carries directors' and officers' liability insurance covering losses up to $30,000,000 (subject to certain deductible amounts).


ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

             Not applicable.

ITEM 8.      EXHIBITS.

Exhibit
 Number                       Description
-------                       -----------
 4     -  Article FOURTH of the Restated Certificate of Incorporation of the
          Company (incorporated by reference to Exhibit 3(a) to the Company's
          Form 10-K for the fiscal year ended June 30, 1994).

 *5    -  Opinion of Christy & Viener.

 23.1  -  Consent of Christy & Viener (included in Exhibit 5).

*23.2  -  Consent of Ernst & Young LLP.

*23.3 -  Consent of Deloitte & Touche LLP.

______________________
*  Filed herewith


ITEM 9.      UNDERTAKINGS.

(1)     The undersigned registrant hereby undertakes:

        (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (c) to remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    EXPERTS

                The consolidated financial statements of the Company appearing in its Annual Report (Form 10-K) for the year ended June 30, 1994, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

                The consolidated financial statements of Knogo Corporation for the fiscal year ended February 28, 1994 incorporated in this Registration Statement by reference from Sensormatic Electronics Corporation's report on Form 8-K filed on January 11, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which expresses an unqualified opinion as to the financial statements of Knogo Corporation and includes an explanatory paragraph referring to the consummation of the Merger between the Sensormatic Electronics Corporation and Knogo Corporation), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach, State of Florida, on March 29, 1995.


                                        SENSORMATIC ELECTRONICS
                                            CORPORATION

                                        By: /s/ RONALD G. ASSAF
                                           --------------------------------
                                           Ronald G. Assaf
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


        Signature                  Title                             Date
        ---------                  -----                             ----
/s/ RONALD G. ASSAF
------------------------      Chairman of the Board of          March 29, 1995
Ronald G. Assaf               Directors, President and Chief
                              Executive Officer (principal
                              executive officer)

/s/ MICHAEL E. PARDUE
------------------------      Director, Executive Vice          March 29, 1995
Michael E. Pardue             President and Chief Operating
                              Officer (principal financial
                              officer)

/s/ THOMAS V. BUFFETT
------------------------      Vice Chairman of the Board of     March 29, 1995
Thomas V. Buffett             Directors

/s/ JAMES E. LINEBERGER
------------------------      Chairman of the Executive         March 29, 1995
James E. Lineberger           Committee and Director

/s/ JEROME M. LEWINE
------------------------      Director                          March 29, 1995
Jerome M. LeWine

/s/ DR. ARTHUR G. MILNES
------------------------      Director                          March 29, 1995
Dr. Arthur G. Milnes

/s/ JOHN T. RAY, JR.
------------------------      Director                          March 29, 1995
John T. Ray, Jr.

/s/ LAWRENCE J. SIMMONS
------------------------      Vice President of Finance         March 29, 1995
Lawrence J. Simmons           (principal accounting officer)

                               INDEX TO EXHIBITS



        Exhibit                      Description                                                        Page
        -------                      -----------                                                        ----
           4     -        Article FOURTH of the Restated Certificate of Incorporation of the
                          Company (incorporated by reference to Exhibit 3(a) to the
                          Company's Form 10-K for the fiscal year ended June 30, 1994).

          *5     -        Opinion of Christy & Viener.

          23.1   -        Consent of Christy & Viener (included in Exhibit 5).

         *23.2   -        Consent of Ernst & Young LLP.

         *23.3   -        Consent of Deloitte & Touche LLP.

______________________
*  Filed herewith
